Exhibit 99.1

PLACER SIERRA BANCSHARES

PRESS RELEASE

FOR IMMEDIATE RELEASE

For more information contact:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Ronald W. Bachli, Chairman & CEO	Tony Rossi
David E. Hooston, Chief Financial Officer (916) 554-4750	(310) 407-6563

PLACER SIERRA BANCSHARES TO ACQUIRE

FIRST FINANCIAL BANCORP, PARENT COMPANY OF BANK OF LODI, N.A.

Transaction expected to be accretive by at least $0.30 per share in 2005

Sacramento, CA, September 8, 2004—Placer Sierra Bancshares (NasdaqNM: PLSB) and First Financial Bancorp (OTCBB: FLLC), parent company of Bank of Lodi, N.A., jointly announced today that they have signed a definitive agreement under which Placer Sierra Bancshares will acquire First Financial Bancorp in an all-cash transaction valued at $50.0 million, or $25.40 per share of First Financial Bancorp common stock and all outstanding options to purchase common stock. Following regulatory and First Financial Bancorp shareholder approval, the transaction is expected to close by December 31, 2004.

Placer Sierra Bancshares expects that the transaction, excluding merger-related expenses, will be accretive by at least $0.30 per share in 2005. Placer Sierra Bancshares will use existing capital to fund the acquisition.

Bank of Lodi, N.A. is a Central California-based community bank with $324 million in assets and nine branches located primarily in San Joaquin and Sacramento Counties. Since its formation in 1982, Bank of Lodi has become a full-service commercial bank with a wide array of depository accounts and lending products for consumers and small- to mid-size businesses. At June 30, 2004, Bank of Lodi had $205 million in net loans outstanding and $275 million in total deposits.

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Placer Sierra Bancshares to Acquire First Financial Bancorp

September 8, 2004

The combined company will become the largest community bank in Central California, with approximately $1.8 billion in total assets. The acquired branches will operate under the brand name Bank of Lodi, a division of Placer Sierra Bank.

“The acquisition of First Financial Bancorp extends our footprint south on Highway 99 through Elk Grove and Lodi into the rapidly growing Central Valley,” said Ron Bachli, Chairman and Chief Executive Officer of Placer Sierra Bancshares. “Bank of Lodi is an excellent cultural fit as they share our commitment to supporting the communities in which we operate, providing superior customer service, and offering a broad selection of financial products and services to help small- and mid-size businesses achieve their financial goals. They have had great success in attracting new deposit and lending relationships over the past several years, and we believe the combined resources of our two banks will further strengthen the ability to grow our presence in these markets in the future.

“Most importantly, utilizing our excess capital to make this highly accretive acquisition will significantly enhance the return we generate for our shareholders. Once the integration of First Financial Bancorp is completed, we believe our return on equity will increase from the 10% range generated in the first half of 2004 to over 13% in 2005. This will enable the Company to achieve our targeted level of profitability well ahead of our expectations,” said Mr. Bachli.

Other key expected benefits of this transaction include:

•	A strong foothold in San Joaquin County, which the Company believes is currently underserved by existing financial institutions and presents excellent de novo branching opportunities.

•	The addition of a rapidly growing customer base. From 1999 through 2003, First Financial Bancorp grew total assets and total deposits at compound annual rates of 16.1% and 15.5%, respectively.

•	A significant reduction in First Financial Bancorp’s non-interest expense. Placer Sierra Bancorp believes it can bring the cost structure of this business in line with the Company’s targeted efficiency ratio in the mid-50% range.

Placer Sierra Bancshares to Acquire First Financial Bancorp

September 8, 2004

Ben Goehring, chairman of the Board of First Financial Bancorp, commented, “We are very pleased to join forces with Placer Sierra Bancshares. Given Placer’s 57-year history of providing superior community banking in Northern California, this transaction will reinforce and strengthen our strong community-oriented philosophy in the marketplace. Our board of directors believes that this transaction is in the best interest of our shareholders, and provides our employees and community with an expanded line of competitive products and services.”

“We view this transaction as the first step in our strategy to build an unrivaled community banking franchise stretching from Sacramento to Fresno,” added Mr. Bachli. “The long-term economic outlook for Central California is very promising, and these markets place a high value on our brand of community banking. We believe we can duplicate the success we have achieved in Sacramento, Placer, Nevada and El Dorado counties throughout Central California and create a highly valuable franchise for our shareholders in the process.”

Conference Call and Webcast

Placer Sierra Bancshares will hold a conference call on Wednesday, September 8, 2004 at 12:00 p.m. Eastern time/9:00 a.m. Pacific time to discuss this acquisition. The dial-in number for the conference call is 800-257-7063 (domestic) and 303-262-2131 (international).

A slide presentation will accompany the conference call, and members of the public are invited to access the conference call and slide presentation via webcast at the Investor Relations page of the Company’s web site www.placersierrabancshares.com.

About Placer Sierra Bancshares

Placer Sierra Bancshares is a California-based bank holding company for Placer Sierra Bank, a California state-chartered commercial bank. Through its 23 Northern California branches, Placer Sierra Bank serves a five county area including Placer, Sacramento and El Dorado counties, commonly known as the greater Sacramento metropolitan region, and the adjacent counties of Sierra and Nevada. Through its nine Southern California branches, Placer Sierra Bank serves both Los Angeles and Orange counties. Placer Sierra Bank provides its customers the resources of a large financial institution

Placer Sierra Bancshares to Acquire First Financial Bancorp

September 8, 2004

together with the resourcefulness and superior customer service of a community bank. Placer Sierra Bank offers a broad array of deposit products and services for both commercial and consumer customers, including electronic banking, cash management services, electronic bill payment and investment services with an emphasis on relationship banking and focus on generating low cost deposits. In addition, Placer Sierra Bank provides competitive loan products such as commercial loans and lines of credit, commercial real estate loans, Small Business Administration loans, residential mortgage loans, home equity lines of credit and construction loans.

About First Financial Bancorp

First Financial Bancorp is the parent of Bank of Lodi, N.A., a locally owned community bank formed in 1982. Bank of Lodi, N.A. offers financial services via the web at www.bankoflodi.com, by phone at 888-265-8577, at any one of its nine branches located in the communities of Lodi, Woodbridge, Lockeford, Galt, Plymouth, San Andreas, Elk Grove, Folsom, and Sacramento or its loan production office located in Folsom, CA.

This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Placer Sierra Bancshares and First Financial Bancorp within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that relate to future financial performance and condition, and pending mergers. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) the receipt of regulatory and shareholder approval for the acquisition; (2) the success of Placer Sierra Bancshares at integrating First Financial Bancorp into its organization and achieving the targeted cost savings; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) increased competitive pressure among financial services companies; (5) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (6) the impact of terrorist acts or military actions; and (7) other risks detailed in reports filed by Placer Sierra Bancshares with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Placer Sierra Bancshares does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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